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                                                                      EXHIBIT 23


                  CONSENT AND REPORT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in (1) the Registration Statement No. 33-67084 dated August 6, 1993 related to the 1993 Stock Option and Restricted Stock Plan, (2) the Registration Statement No. 33-308415 on Form S-3 dated July 19, 1996 related to the Dividend Reinvestment and Common Stock Purchase Plan, (3) Shelf Registration Statement No. 33-320967 on Form S-3 dated February 3, 1997, and (4) Shelf Registration Statement No. 33-32119 on Form S-4 dated February 4, 1997, of our report dated January 21, 1997 (except for Note
17 as to which the date is February 12, 1997) with respect to the consolidated financial statements and schedules of Omega Health Care Investors, Inc.
included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Omega Healthcare Investors, Inc. of our report dated January 21, 1997 (except for Note 17, as to which the date is February 12, 1997), included in the 1996 Annual Report to Shareholders of Omega Healthcare Investors, Inc.

Our audit also included the financial statement schedules of Omega Healthcare Investors, Inc. listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                                          /s/ ERNST & YOUNG
                                                          ERNST & YOUNG



March 28, 1997
Detroit, Michigan